UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 29, 2021

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	ARCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Ares Capital Corporation (the “Company”) entered into (a) an equity distribution agreement with Truist Securities, Inc. (“Truist”), Ares Capital Management LLC and Ares Operations LLC, dated November 8, 2019, and (b) an equity distribution agreement with Regions Securities LLC (“Regions” and, together with Truist, the “Sales Agents”), Ares Capital Management LLC and Ares Operations LLC, dated August 10, 2020.

The Company filed a new shelf registration statement on Form N-2 on September 16, 2020 (File No. 333-248831) (the “Registration Statement”). In connection therewith, the Company entered into separate amended and restated equity distribution agreements (collectively, the “Equity Distribution Agreements”), dated April 29, 2021, with each of Truist and Regions and Ares Capital Management LLC and Ares Operations LLC. The Equity Distribution Agreements provide that the Company may from time to time issue and sell shares of its common stock, par value $0.001 per share (“Shares”), having an aggregate offering price of up to $500,000,000, through the Sales Agents, or to them as principal for their own respective accounts.  The sales of Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on The NASDAQ Global Select Market or similar securities exchange or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. The Sales Agents will receive a commission from the Company up to 1.5% of the gross sales price of any Shares sold through the Sales Agents under the Equity Distribution Agreements.

Although the Company has filed with the Securities and Exchange Commission a prospectus supplement, dated as of April 29, 2021, pursuant to which the Company may issue and sell Shares having an aggregate offering price of up to $500,000,000 (the “Prospectus Supplement”), the Company has no obligation to sell any Shares under the Equity Distribution Agreements, and may at any time suspend the offering of Shares under the Equity Distribution Agreements. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common stock and determinations by the Company of its need for and the appropriate sources of additional capital.

The Equity Distribution Agreements contain customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The foregoing description is only a summary of the material provisions of the Equity Distribution Agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Equity Distribution Agreements, filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Shares, if any, will be issued and sold pursuant to the Prospectus Supplement and the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Venable LLP, dated April 29, 2021
10.1	Amended and Restated Equity Distribution Agreement, dated as of April 29, 2021, among Ares Capital Corporation, Ares Capital Management LLC, Ares Operations LLC and Regions Securities LLC
10.2	Amended and Restated Equity Distribution Agreement, dated as of April 29, 2021, among Ares Capital Corporation, Ares Capital Management LLC, Ares Operations LLC and Truist Securities, Inc.
23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: April 29, 2021

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer